UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 12, 2009
Date of Report
(Date of earliest event reported)

SOCKET MOBILE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13810 (Commission File Number)	94-3155066 (IRS Employer Identification No.)

39700 Eureka Drive
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 933-3000
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officer

On August 12, 2009, Socket Mobile, Inc. (the "Company") announced that the Company and Chuck Furedy, age 60, entered into an employment relationship under which the Company agreed to appoint Mr. Furedy as the Company's Senior Vice President of Worldwide Sales. In this role, he will be responsible for Socket's worldwide sales activities, which include managing its sales force and developing and supporting strategic relationships with its worldwide distribution channels, value added resellers and OEM partners that address key markets for the Company's family of handheld computer and data collection products. He will report to the Company's Chief Executive Officer, Kevin Mills.

Mr. Furedy's career spans over 30 years with Symbol Technologies (now the EMB business unit of Motorola) selling data collection and mobile computing solutions to businesses around the world. He served as their Vice President of OEM Sales during a twenty year period of rapid growth and technological change in the Automatic Identification industry. Mr. Furedy has worked with the Company in a sales consulting role for the past three months assisting the Company in its strategic planning activities. Mr. Furedy holds a Bachelors of Science degree from Middle Tennessee State University.

A copy of the press release dated August 12, 2009 is attached hereto as Exhibit 99.1.

Compensatory Arrangements with Mr. Furedy

The material terms of Mr. Furedy's employment are as follows:

(a) Mr. Furedy's annual base salary will be $160,000. He will be eligible to participate in the Company's 2009 Management Incentive Variable Compensation Plan with an annual target bonus of $80,000. Mr. Furedy's compensation is subject to the cost reduction measures applicable to other members of the Executive Staff which at the time of this filing consisted of an approximate 20% reduction in base salary and a temporary suspension of the Variable Compensation Plan.

(b) The Company had previously entered into a sales consulting agreement with Mr. Furedy for the months of May, June and July 2009. Mr. Furedy was awarded a stock option grant on May 1, 2009 to purchase a total of 48,000 shares of Common Stock of the Company pursuant to the Company's 2004 Equity Incentive Plan. The stock option grant vests monthly over a 48 month period and will continue to vest during the period of Mr. Furedy's employment with the Company.

(c) Mr. Furedy will participate in the compensation and benefit programs available to the Company's executive officers.

In connection with his employment, Mr. Furedy executed an Executive Employment Agreement (the "Employment Agreement") and an Indemnification Agreement (the "Indemnification Agreement"), the forms of which are incorporated herein by reference from the Company's Form 8-K filed with the Securities and Exchange Commission on January 27, 2009.

There are no family relationships between Mr. Furedy and any director or executive officer of the Company which would require disclosure under Item 401(d) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.10 (1)	Form of Executive Employment and Indemnification Agreements
99.1	Press release dated August 12, 2009, relating to a change in executive officers.
_____________________________
(1) Incorporated by reference to exhibits filed with the Company's Current Report on Form 8-K that was filed with the Securities and Exchange Commission on January 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: August 17, 2009	By: /s/	David W. Dunlap

Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.10 (1)	Form of Executive Employment and Indemnification Agreements
99.1	Press release dated August 12, 2009, relating to a change in executive officers.
_____________________________
(1) Incorporated by reference to exhibits filed with the Company's Current Report on Form 8-K that was filed with the Securities and Exchange Commission on January 27, 2009.